Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Post-Effective Amendment #1 to the Registration Statement on Form S-1 of our report dated April 27, 2016 relating to the December 31, 2015 and December 31, 2014 consolidated financial statements of Hometown International, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Liggett & Webb, P.A.
Certified Public Accountants

Boynton Beach, Florida
August 19, 2016